Exhibit 10.5
AMENDMENT TO MARINER ENERGY, INC.
2008 LONG-TERM PERFORMANCE-BASED RESTRICTED STOCK PROGRAM RESTRICTED STOCK AGREEMENTS
          This Amendment to Mariner Energy, Inc. 2008 Long-Term Performance-Based Restricted Stock Program Restricted Stock Agreements (this “Amendment”) is effective as of August 25, 2008 (the “Effective Date”), by Mariner Energy, Inc., a Delaware corporation (the “Company”).
          WHEREAS, pursuant to the Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan, as amended or restated from time to time (the “Plan”) and the 2008 Long-Term Performance-Based Restricted Stock Program (the “Program”), the Company has previously granted Restricted Stock Agreements to its officers and certain employees of the Company (the “Award Agreements”);
          WHEREAS, pursuant to Section 7(ii) of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to amend the Award Agreements as set forth below and has authorized and directed the Company to execute this Amendment.
          NOW, THEREFORE, pursuant to Section 7(ii) of the Plan and the authority of the Committee, the Company hereby amends the Award Agreements as follows:
     1. Amendments.
(a) Section 3(c) of each of the Award Agreements is hereby amended to read in its entirety as follows:
“(c) Change of Control. Upon the occurrence of a Change of Control when the Trigger Event Price is $46.00 or more, all of the Designated Shares will vest immediately. Upon the occurrence of a Change of Control when the Trigger Event Price is equal to or greater than $38.00 but less than $46.00, a number of Designated Shares equal to the greater of (i) the Trigger Event Shares or (ii) the unvested Initial Threshold Shares if a 40% Qualification Event has previously occurred plus the unvested Second Threshold Shares if a 100% Qualification Event has previously occurred, will vest immediately, and the remaining Designated Shares shall be forfeited immediately. Upon the occurrence of a Change of Control when the Trigger Event Price is less than $38.00, if a 40% Qualification Event has previously occurred but a 100% Qualification Event has not previously occurred, the unvested Initial Threshold Shares will vest immediately, and the remaining Designated Shares shall be forfeited immediately. Upon the occurrence of a Change of Control when the Trigger Event Price is less than $38.00, if both a 40% Qualification Event and a 100% Qualification Event have previously occurred, all unvested Designated Shares will vest immediately. Upon the occurrence of a Change of Control when the Trigger Event Price is less than $38.00, if a 40% Qualification Event has not previously occurred, all Designated Shares shall be forfeited immediately.”
(b) Section 3(d) of each of the Award Agreements is hereby amended to read in its entirety as follows:

“(d) Death or Disability. Upon the occurrence of your Death or Disability when the Trigger Event Price is $46.00 or more, all of the Designated Shares will vest immediately. Upon the occurrence of your Death or Disability when the Trigger Event Price is equal to or greater than $38.00 but less than $46.00, a number of Designated Shares equal to the greater of (i) the Trigger Event Shares or (ii) the unvested Initial Threshold Shares if a 40% Qualification Event has previously occurred plus the unvested Second Threshold Shares if a 100% Qualification Event has previously occurred, will vest immediately, and the remaining Designated Shares shall be forfeited immediately. Upon the occurrence of your Death or Disability when the Trigger Event Price is less than $38.00, if a 40% Qualification Event has previously occurred but a 100% Qualification Event has not previously occurred, the unvested Initial Threshold Shares will vest immediately, and the remaining Designated Shares shall be forfeited immediately. Upon the occurrence of your Death or Disability when the Trigger Event Price is less than $38.00, if both a 40% Qualification Event and a 100% Qualification Event have previously occurred, all unvested Designated Shares will vest immediately. Upon the occurrence of your Death or Disability when the Trigger Event Price is less than $38.00, if a 40% Qualification Event has not previously occurred, all Designated Shares shall be forfeited immediately.”
     2. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
     3. Entire Agreement. Subject to the terms of the Plan, each Grant Agreement and this Amendment contain the entire agreement with respect to the award of restricted stock and other matters evidenced herein and therein.
     The Company has executed this Amendment to be effective for all purposes as of the Effective Date.

MARINER ENERGY, INC.
By:	/s/ Scott D. Josey
Scott D. Josey
Chief Executive Officer and President

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